UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 15, 2017

PROPEL MEDIA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-55360	47-2133177
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2010 Main Street, Suite 900, Irvine, California 92614

(Address of Principal Executive Offices) (Zip Code)

(949) 251-0640

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 21, 2017, Propel Media, Inc. (the “Company”) entered into a stock purchase agreement (the “Agreement”) with the stockholders of DeepIntent Technologies, Inc. (“DeepIntent”) (each, individually, a “Seller” and collectively, the “Sellers”) and Christopher Paquette, in his capacity as representative of the Sellers (the “Stockholder Representative”). Pursuant to the Agreement, the Company is purchasing 100% of the issued and outstanding shares of Class A Common Stock, Class B Common Stock and Class C Common Stock of DeepIntent from the Sellers. The purchase price for the capital stock of DeepIntent is, subject to adjustment as provided for in the Agreement, $4 million in cash payable at closing of the transaction (“Closing”), $0.5 million in cash payable six months from the Closing and an additional $0.5 million in cash payable one year from the Closing. Additionally, the Sellers may earn up to an aggregate of $3.0 million of additional consideration if DeepIntent achieves certain operating income levels during the years ending December 31, 2018, 2019 and 2020.

Also on June 21, 2017, the Company, certain of its subsidiaries as “Borrowers” and certain other of its subsidiaries as “Guarantors” entered into an Amendment No. 2 (the “Amendment”) to that certain financing agreement, dated as of January 28, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Financing Agreement”), with certain financial institutions as “Lenders,” HPS Investment Partners, LLC, as collateral agent for the Lenders, and PNC Bank, National Association, as a Lender and administrative agent for the Lenders. The purpose of the Amendment is to amend the terms of the Financing Agreement to allow for the Company’s acquisition of DeepIntent pursuant to the Agreement.

The descriptions of the Agreement and the Amendment are qualified in their entirety by reference to the full text of such agreements, copies of which are attached to this Form 8-K as exhibits and are incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On June 21, 2017, pursuant to the Agreement describe in Item 1.01, the Company completed the acquisition of all of the outstanding capital stock of DeepIntent. The information disclosed in response to Item 1.01 is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 15, 2017, the Company held its 2017 annual meeting of stockholders (the “Annual Meeting”). The proposals considered by the Company’s stockholders at the Annual Meeting and a final tabulation of votes cast for and against each proposal, as well as the number of abstentions and broker non-votes with respect to each proposal, are set forth below:

1.       A proposal to elect the members of the Company’s board of directors, each to serve until the next annual meeting and until their respective successors are duly elected and qualified.

Director	For	Withheld	Broker Non-Vote
Sam Humphreys	201,545,422	2,500	6,396,247
Jonathan Ledecky	201,545,422	2,500	6,396,247
Jared Pobre	201,545,422	2,500	6,396,247
Marv Tseu	201,545,422	2,500	6,396,247

2.       A proposal to ratify the appointment of Marcum LLP as the Company’s independent registered certified public accounting firm for the year ending December 31, 2017.

For	Against	Abstain	Broker Non-Vote
207,934,582	9,587	0	0

Based on the results set forth above, the Propel stockholders elected Messrs. Humphreys, Ledecky, Pobre and Tseu as directors and ratified the appointment of Marcum LLP.

Item 9.01.	Financial Statement and Exhibits.

(d) Exhibits:

Exhibit	Description

2.1	Stock Purchase Agreement by and among Propel Media, Inc., the stockholders of DeepIntent Technologies, Inc. and Christopher Paquette, in his capacity as representative of the Sellers.
10.1	Amendment No. 2 to Financing Agreement by and among Propel Media, Inc. and each subsidiary listed as a borrower on the signature pages thereto, as Borrowers, each subsidiary of Propel Media, Inc. listed as a guarantor on the signature pages thereto, as Guarantors, the lenders from time to time party thereto, as Lenders, HPS Investment Partners, LLC, as Collateral Agent, and PNC Bank, National Association, as a Lender and Administrative Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 21, 2017

PROPEL MEDIA, INC.

	By:	/s/ Marv Tseu
		Name:	Marv Tseu
		Title:	Chief Executive Officer

4